BATTLE FOWLER
                A PARTNERHSIP INCLUDING PROFESSIONAL CORPORATION
                                280 PARK AVENUE
                               NEW YORK, NY 10017

                                 (212) 856-7000


                                                                   Cable Address
                                                                    "Counsellor"
                                                                  ______________
                                                                   TELEX  127053
                                                                  ______________
                                                                       Facsimile
                                                                  (212) 986-5135

August 15, 1991


North Carolina Daily
 Municipal Income Fund, Inc.
100 Park Avenue
New York, New York  10017

Gentlemen:

     We have acted as counsel to North Carolina Daily Municipal Income Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing of Registration Statement No. 33-1462 on Form N-1A and all amendments thereto (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Fund.

     We have examined copies of the Amended Articles of Incorporation and By-Laws of the Fund, the Registration Statement, and such other corporate records, proceedings and documents, including the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Fund, as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity ot original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of the Fund, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statment of Additional Information included as part of the Registration statement, and Iin accordance with applicable state securities laws, when so issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Federal Income Taxes" in the Prospectus and in the Statment of Additional Information, and under the heading "Counsel and Auditors" in the Statement of Additional Information.

                                                               Very truly yours,

                                                               \s\ Battle Fowler